UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

FG NEXUS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Bannington Road Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 994-8279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGNX	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGNXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2026, the Board of Directors (the “Board”) of FG Nexus Inc. (the “Company”) approved a strategic decision to formally establish a new real estate operating subsidiary and authorized management to continue reducing the Company’s exposure to digital assets by exiting the Company’s digital asset business. In connection with that decision, the Board also approved the elimination of the position of the Company’s CEO - Digital Assets Division, effective June 30, 2026, concluding that the position would no longer be necessary following the Company’s exit from the digital asset business.

Effective June 30, 2026, Maja Vujinovic’s employment with the Company ceased and she resigned as a member of the Board in connection with her entry into a consulting arrangement with the Company. Mrs. Vujinovic’s consulting arrangement will be for a period of 6 months in exchange for a fee of $325,000.

In connection with her separation from employment, and pursuant to the terms of her previously disclosed Employment Agreement, and subject to Mrs. Vujinovic’s timely execution and non-revocation of a general release of claims in favor of the Company, Mrs. Vujinovic will be entitled to receive the following in accordance with the terms of her employment agreement:

●	cash severance and benefits equal to six months of her base salary, totaling $300,000;
●	a prorated annual bonus for 2026 totaling $150,000;
●	the Company will issue Mrs. Vujinovic a warrant to purchase 25,000 shares of the Company’s common stock, with an exercise price equal to the reported closing price of the Company’s common stock on the trading day immediately preceding issuance. Mrs. Vujinovic’s existing warrants remain outstanding and unaffected by the separation.
●	payment for accrued but unused paid time off in accordance with Company policy; and
●	Company-paid continuation of COBRA health insurance coverage for six months, subject to applicable law and the terms of the Employment Agreement.

The foregoing description of Mrs. Vujinovic’s separation agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on July 1, 2026, announcing the Company’s strategic decision to formally establish a new real estate operating subsidiary, authorized management to continue reducing the Company’s exposure to digital assets by exiting the Company’s digital asset business and the departure of Mrs. Vujinovic (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Separation Agreement, dated June 30, 2026, between FG Nexus Inc. and Maja Vujinovic
99.1	Press Release Issued by FG Nexus Inc. on July 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG NEXUS INC

Date: July 1, 2026	By:	/s/ Mark D. Roberson
	Name:	Mark D. Roberson
	Title:	Chief Financial Officer